UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2009

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

(386) 254-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance

           Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of shareholders on April 14, 2009, Lesa France Kennedy; Larry Aiello, Jr.; J. Hyatt Brown; Edward H. Rensi; and Thomas W. Staed were re-elected as directors to hold office until the annual meeting of shareholders to be held in 2012.

At the annual meeting of directors on April 14, 2009 the Company's management succession plan to become effective on June 1, 2009 was approved. Under the plan James C. France would remain Chairman of the Board of Directors in a non-executive capacity, Lesa France Kennedy would become Chief Executive Officer and remain Vice Chair and John R. Saunders will become President. Kennedy and Saunders were already "named executive officers" in their prior capacities and all information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K have been fully disclosed.

Section 7 - Regulation FD
           Item 7.01 Regulation FD Disclosure
Section 8 - Other Items
          Item 8.01 Other Items

On April 14, 2009 the Company issued a press release which announced several executive changes, including those reported above; the declaration of an annual dividend of $0.14 per share, payable on June 30, 2009, to common stockholders of record on May 29, 2009; and reported the relection of the directors listed above.

A copy of the release is attached as an exhibit to this report.

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: April 14, 2009	By:	/s/ Glenn R. Padgett
Glenn R. Padgett
Vice President, Chief Counsel - Operations